UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2002

COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices)

(229) 426-6000
Registrant’s Telephone Number, including area code

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events

On December 19, 2002, Colony Bankcorp, Inc. announced the completion of a $5,000,000 private placement of floating rate trust preferred securities (“Capital Securities”) through its wholly-owned subsidiary, Colony Bankcorp Statutory Trust II.

The Capital Securities mature in 30 years and bear interest at the 3-month LIBOR plus 325 basis points, reset quarterly. Interest on the Capital Securities is to be paid on the 26th day of each March, June, September, and December, commencing on March 26, 2003.

Colony Bankcorp, Inc. intends to use the proceeds from this offering to reduce its debt and for general corporate purposes, including providing capital to its subsidiary banks.

The FTN Financial Capital Markets and Keefe, Bruyette & Woods acted as placement agents in the offering.

Colony Bankcorp, Inc. (“Colony”) is a multi-bank holding company headquartered in Fitzgerald, Georgia. Colony has seven banking subsidiaries with locations in the south and central Georgia cities of Fitzgerald, Ashburn, Leesburg, Cordele, Albany, Sylvester, Warner Robins, Tifton, Moultrie, Douglas, Broxton, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta. Colony had assets of $755 million as of November 30, 2002. The company’s stock is traded on the Nasdaq National Market under the symbol “CBAN.”

ITEM 7.    Financial Statements and Exhibits

Exhibits.    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2002	COLONY BANKCORP, INC. By: /s/ James D. Minix James D. Minix President and Chief Executive Officer

EXHIBIT INDEX
None.